Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-47122, 333-44260 and 333-117237), Form S-8/A (No. 33-52478 and 33-80952), and Form S-4 (No. 333-36387 and 333-61221) of Building Materials Holding Corporation of our report dated March 12, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California March 28, 2005